Exhibit 24.1

Fidelity Private Credit Central Fund LLC

Power of Attorney

Reports Under the Securities Exchange Act of 1934

Know all by these present that each of the undersigned directors of Fidelity Private Credit Central Fund LLC, a Delaware statutory trust (the “Trust” or “Fund”), hereby constitutes and appoints Heather Bonner and John J. Burke, of Fidelity Management & Research Company, LLC, signing singly, the undersigned’s true lawful attorneys-in-fact and agents with full power to act without the others and with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign my name to any Annual Report on Form 10-K of the Fund, and any and all other reports required to be filed by the Fund pursuant to the Securities Exchange Act of 1934, as amended, and any and all amendments thereto and other documents in connection therewith, and to file, or cause to be filed, the same with all exhibits thereto (including this power of attorney), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

WITNESS our hands on this 12th day of May, 2023.

/s/ David B. Jones
David B. Jones
/s/ Jennifer M. Birmingham
Jennifer M. Birmingham
/s/ Matthew J. Conti
Matthew J. Conti
/s/ Tara C. Kenney
Tara C. Kenney

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